Exhibit 10.33

SHARONAI INC.

2024 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan.

The purpose of this SharonAI Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”) is to provide an additional incentive to Eligible Recipients whose contributions are essential to the growth and success of the business of the Company and its Subsidiaries.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means either (i) the Board or (ii) any Committee or any other Person or group of Persons authorized by the Board in accordance with Section 3 to administer the Plan.

(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities, as trustee or executor, or otherwise.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, and Dividend Equivalent awards.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including delivered through through electronic medium.

(e) “Base Price” has the meaning set forth in Section 8 hereof.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” in respect of any Participant has the meaning set forth in the Participant’s Award Agreement, employment agreement, offer letter or similar arrangement with the Company or any of its Affiliates, provided that if no such definition exists, then “Cause” shall mean: (i) the Participant’s continued failure or refusal to follow the lawful directives of the Board after being given written notice and thirty (30) days to remedy such failures or refusals; (ii) Participant’s willful misconduct, gross negligence, act of material dishonesty (including, but not limited to, any act of fraud or embezzlement involving the Company or any of its affiliates) in connection with Participant’s provision of services to the Company or any of its Affiliates; (iii) Participant’s indictment for, or plea of guilty or no contest to, any felony or other criminal offense involving serious moral turpitude; (iv) Participant’s violation of any material written policies of the Company or any of its Affiliates of which Participant has received written notice and which violation is, in each case, if curable, not cured within thirty (30) days of written notice from the Company; (v) Participant’s breach of any non-solicitation or non-competition obligations to the Company or its Affiliates or Participant’s willful, grossly negligent, or reckless breach of any confidentiality obligations to the Company or its Affiliates; or (vi) the material breach by Participant of the provisions of any agreement between the Company and its Affiliates on the one hand and Participant on the other hand, which (if curable) is not cured within thirty (30) days of written notice, provided, however, that if the Company or applicable Affiliate, in good faith, determines that such breach by the Participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required.

(h) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, shares of Common Stock or other property), share split or reverse share split, (iii) combination or exchange of shares, (iv) other change in structure or (v) declaration of a distribution, in each case which the Administrator determines, in its sole discretion, affects the shares of Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(i) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(j) “Committee” means a committee or subcommittee of one or more Directors.

(k) “Common Stock” means the shares of Common Stock of the Company, with a par value of $0.0001 per share.

(l) “Company” means SharonAI Inc., a Delaware corporation, and any successor thereto.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Affiliates to render services to the Company, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(n) “Director” means a member of the Board.

(o) “Disability” of a Participant has the same meaning ascribed to such term in any employment, consulting or similar agreement (including the related Award Agreement) then in effect between the Participant and the Company or any of its Subsidiaries or Affiliates or, if no such agreement containing a definition of “Disability” is then in effect, shall mean the inability of the Participant to perform the essential functions of the Participant’s job by reason of a physical or mental infirmity, for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period.

(p) “Dividend Equivalent” shall mean a right awarded under Section 10(b) hereof to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.

(q) “Eligible Recipient” means (i) any officer or employee of the Company or any of its Affiliates, (ii) any Director or any member of the board of directors (or similar governing body) of the Company or any of its Affiliates and (iii) any Consultant, in each case who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, in each case, as amended.

(s) “Exercise Price” has the meaning as set forth in Section 7(b) hereof.

(t) “Fair Market Value” means, as of any date, the value of a share of Common Stock or another security as determined by the Administrator in its sole discretion; provided, however, (i) if the share of Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the last preceding date on which there was a sale of such share on such exchange, or (ii) if the share of Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(u) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(v) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(w) “Option” means a stock option granted pursuant to the Plan. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(x) “Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.

(y) “Participant” means the holder of an outstanding Award.

(z) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(aa) “Restricted Period” has the meaning set forth in Section 9(a) hereof.

(bb) “Restricted Stock” means shares of Common Stock granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(cc) “Restricted Stock Unit” or “RSU” means the right, granted pursuant to Section 9 of the Plan to receive a share of Common Stock or, in the case of an Award denominated in cash, to receive the amount of cash per share of Common Stock determined by the Administrator in connection with the Award.

(dd) “Sale of the Company” means (i) a merger or consolidation in which more than fifty percent (50%) of the total combined voting power of the outstanding equity securities of the Company is transferred to a Person or Persons different from the holders of the equity securities immediately prior to such merger or consolidation; (ii) any sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) the acquisition, directly or indirectly, by any Person or related group of Persons (other than the Company, or a Person that directly or indirectly controls, is controlled by or under common control with, the Company) of the equity securities of the Company equaling more than fifty percent (50%) of the total combined voting power of the Company’s outstanding equity securities. Notwithstanding the foregoing, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Sale of the Company shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. A transaction shall not constitute a Sale of the Company if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, a bona fide equity financing for capital raising purposes and an initial public offering by the Company shall not constitute a Sale of the Company.

(ee) “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, in each case, as amended.

(ff) “Stock Appreciation Right” or “SAR” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

(gg) “Stock Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(hh) “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.

(ii) “Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction: (a) does not directly or indirectly own or have the right to acquire any outstanding shares of Company stock (or applicable equivalents thereof); or (b) is not a permitted transferee of any Person who directly or indirectly owns or has the right to acquire any shares of Company stock (or applicable equivalents thereof).

(jj) “Transfer” has the meaning set forth in Section 15 hereof.

3. Administration of the Plan.

(a) Appointment of Administrator. The Board may appoint any Committee or any other Person or group of Persons to serve as the Administrator from time to time. The initial Administrator shall be the Board.

(b) General. The Plan shall be administered by the Administrator. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(c) Authority of Administrator. The Administrator shall, subject to any restrictions on the authority delegated to it by the Board to the extent the Administrator is not the Board, have the power and authority, without limitation: (1) to select those Eligible Recipients who shall be Participants; (2) to determine whether and to what extent Awards are to be granted hereunder to Participants; (3) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; (4) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Awards and Award Agreements (including (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such awards shall lapse, (ii) the Exercise Price, if any, of Awards, (iii) the vesting schedule applicable to Awards, (iv) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including extending the exercise period of such Awards and accelerating the vesting schedule of such Awards); (5) to determine the Fair Market Value with respect to any Award; (6) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; (7) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable local or foreign laws or qualifying for favorable tax treatment under applicable local or foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; (8) to construe and interpret the terms and provisions of the Plan and any Award or Award Agreement, and (9) to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

4. Shares of Common Stock Subject to the Plan.

(a) Shares of Common Stock Subject to the Plan. The maximum number of shares of Common Stock reserved and available for issuance under the Plan shall be equal to 300,000 shares. The shares of Common Stock reserved for issuance under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock.

(b) Lapsed Awards. If any shares of Common Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(c) ISOs. No more than 300,000 shares of Common Stock shall be issued pursuant to the exercise of ISOs.

5. Equitable Adjustments.

(a) Adjustments. In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and (ii) the kind and number of securities subject to, and any purchase price, Exercise Price or Base Price of, any outstanding Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

(b) Cancellation of Awards. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. In addition, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Capitalization shall expire on the effective date of such Change in Capitalization.

6. Eligibility.

(a) The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients. No Eligible Recipient or Participant shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat such Eligible Recipient or Participant uniformly. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Recipient or other person shall participate in the Plan.

(b) At-Will Service. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant of, the Company or any Subsidiary, or shall interfere with or restrict in any way any rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.

7. Options.

(a) General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Options shall be made, the number of shares of Common Stock to be awarded, the Exercise Price, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option), and all other conditions of Options. Options shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs.

(b) Exercise Price. The exercise price of shares of Common Stock purchasable under an Option (the “Exercise Price”) shall be determined by the Administrator at the time of grant, but in no event shall it be less than the Fair Market Value of the related shares of Common Stock on the date of grant.

(c) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. As a condition to the exercise the Option, Participant shall be required to sign any existing stockholders’ agreement (or similar agreements).

(d) Method of Exercise. Except as otherwise provided in the applicable Award Agreement, Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole shares of Common Stock to be purchased, accompanied by payment in full of the aggregate Exercise Price of the shares of Common Stock so purchased in cash or its equivalent or pursuant to any other method determined by the Administrator.

(e) Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the shares of Common Stock subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such shares of Common Stock and has satisfied the requirements of Section 14 hereof.

(f) Termination of Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(g) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant. To the extent the aggregate Fair Market Value (determined on the date of grant) of the shares of Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any share of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such shares of Common Stock before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any share of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.

8. Stock Appreciation Rights.

(a) General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of SARs shall be made, the number of shares of Common Stock to be awarded, the Base Price, and all other conditions of SARs. SARs shall be subject to the terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Each SAR shall be granted with a base price that is not less than the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the “Base Price”).

(c) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a SAR until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 14 hereof.

(d) Exercisability. SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. As a condition to the exercise, Participant shall be required to sign any existing stockholders’ agreement (or similar agreements).

(e) Consideration Upon Exercise. Upon the exercise of a SAR, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the SAR, multiplied by (ii) the number of shares of Common Stock in respect of which the SAR is being exercised. Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a SAR in cash (or in any combination of shares of Common Stock and cash).

(f) Termination of Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more SARs, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

9. Restricted Stock and Restricted Stock Units.

(a) General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock or RSUs shall be made, the number of shares of Common Stock to be awarded, the purchase price (if any), the period of time prior to which Restricted Stock or RSUs become vested and free of restrictions on Transfer (the “Restricted Period”) and all other conditions of Restricted Stock and RSUs. Restricted Stock and RSUs shall be subject to the terms and conditions set forth in this Section 9 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Restrictions and Conditions. The Restricted Stock and RSUs shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors as the Administrator may determine.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period, including, where applicable, the right to vote such shares (to the extent the shares of Common Stock, have the right to vote on any matter) and to receive any dividends; provided, that, the Company may require the Participant to execute a voting agreement and irrevocable proxy in a form determined by the Company as a condition to the grant of any Restricted Stock under the Plan. The Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to RSUs during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by RSUs may, to the extent set forth in an Award Agreement, be provided to the Participant.

(c) Termination of Employment or Service. The rights of Participants granted Restricted Stock or RSUs upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

10. Other Stock-Based Awards and Dividend Equivalents.

(a) Other Stock-Based Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including but not limited to dividend equivalents and profit-sharing interests, may be granted under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock (if any) to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards and all other terms and conditions of such Other Stock-Based Awards.

(b) Dividend Equivalents. Dividend Equivalents may be granted, either alone or in tandem with another Award, as determined by the Administrator, based on dividends declared with respect to shares of Common Stock, to be credited or paid, as determined by the Administrator, as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.

11. Stock Bonuses.

In the event that the Administrator grants a Stock Bonus, the shares of Common Stock constituting such Stock Bonus shall, as determined by the Administrator, be delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12. Amendment and Termination.

The Board or the Administrator may amend, alter or terminate the Plan, but no such action shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

14. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

15. Transfer of Awards.

(a) Conditions to Transfer of Shares of Common Stock. As a condition to the delivery of any share of Common Stock pursuant to an Award, the Administrator may require, and the transferee shall agree, that the transferee execute and become bound by any then existing stockholders’ agreement (or similar agreements). No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award (or shares of Common Stock issued thereunder) or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan, an Award Agreement or any applicable stockholders’ agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan, an Award Agreement or any applicable stockholders’ agreement shall not be entitled to be recognized as a holder of any share of Common Stock or other property underlying such Award.

(b) Repurchase Option.

(1) General. Except as otherwise set forth in an Award Agreement, in the event that the employment or service of the Participant subject to such Award Agreement terminates for any reason (including, but not limited to, as a result of death, disability, retirement, resignation, removal or termination by the Company or an Affiliate, with or without Cause), the Participant shall give prompt notice to the Company of such termination of employment or service (except, in the case of termination of employment or service by the Company, in which case no notice need be given), and the Company or one or more designee(s) selected by the Company (a “Designated Purchaser”), shall have the right and option by written notice given at any time, within one-hundred eighty-five (185) days after the latest of (i) the effective date of such termination of employment or service (the “Termination Date”), (ii) the date of the Company’s receipt of the aforesaid notice or (iii) the issuance of shares of Common Stock to the Participant upon exercise of an Option or Stock Appreciation Right or other payment of an Award, provided that no portion of an Award may be repurchased earlier than one-hundred and eighty days following the latest vesting date of such Award which occurred on or prior to the Termination Date (the date of expiration of such one-hundred eighty-five (185) day period, the “Repurchase Termination Date”), to purchase from such Participant any or all of such Participant’s shares of Common Stock or other equity securities (for the avoidance of doubt, which does not include RSUs or any other instruments if application of this Section 15(b) to them would make them not compliant with Section 409A of the Code) issued pursuant to the Plan (“Call Securities”), at the applicable purchase price described in Section 15(b)(3). The right to repurchase Call Securities is hereinafter referred to as the “Repurchase Option.”

(2) Exercise of Repurchase Option. Subject to Sections 15(b)(3)(A) and 15(b)(3)(B) below, the Repurchase Option may be exercised only by written notice to the Participant executed by the Company and/or the Designated Purchaser, as the case may be, given at any time not later than the Repurchase Termination Date. Such notice shall set forth the number of Call Securities desired to be repurchased and shall set forth a time and place of closing which shall be no earlier than ten (10) days and no later than sixty (60) days after the date such notice is sent. At such closing, the seller shall deliver, or cause to be delivered, the certificates, if any, evidencing the number of Call Securities to be repurchased by the Company and/or its Designated Purchaser, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its Designated Purchaser, as the case may be, good title to such Call Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature, other than those imported under this Plan or the applicable Award Agreement, and concurrently with such delivery, the Company and/or its Designated Purchaser, as the case may be, shall deliver to the seller the full amount of the applicable purchase price (or the portion thereof to be paid by such party) for such Call Securities in cash by certified or bank cashier’s check or other means reasonably acceptable to the Participant; provided, however, that if the seller is the obligor under any note or similar instrument payable to the Company, such price may alternatively be paid by set-off of any claims against any amounts then payable under such note or similar instrument. Notwithstanding anything to the contrary herein, all repurchases of Call Securities by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions under applicable law, applicable securities laws, and in the Company’s and any of its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Call Securities hereunder that the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases by way of a note (under such terms as determined by the Board) or may make such repurchase as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions and all time periods set forth in this Section 15 shall be tolled accordingly.

(3) Forfeiture/Repurchase Price.

(A) Termination for Cause. Notwithstanding anything herein to the contrary, if a Participant’s employment or service is terminated for Cause, then, to the extent that Call Securities (whether vested or unvested) were not acquired by the Participant for cash or other tangible consideration, all such Call Securities held by such Participant shall be automatically forfeited to the Company on the Termination Date, without any payment therefor (and without the need of the Company to exercise the Repurchase Option). If a Participant whose employment or service is terminated for Cause paid (with cash or other tangible consideration) for the Call Securities (whether vested or unvested) held by such Participant all such Call Securities shall be automatically forfeited to the Company on the Termination Date (and without the need of the Company to exercise the Repurchase Option), and the Company will refund to the Participant the lesser of (i) the amount originally paid by the Participant for such Call Securities and (ii) the Fair Market Value of such Call Securities on the date of forfeiture.

(B) Termination other than for Cause.

(I) Unvested Call Securities. If the employment or service of a Participant terminates for any reason other than for Cause, then, to the extent that then-unvested Call Securities were not acquired by the Participant for cash or other tangible consideration, all such Call Securities held by such Participant shall be automatically forfeited to the Company on the Termination Date, without any payment therefor (and without the need of the Company to exercise the Repurchase Option). If a Participant whose employment or service terminates for any reason other than for Cause paid for then-unvested Call Securities with cash or other tangible consideration, then all such Call Securities shall be automatically forfeited to the Company on the Termination Date (and without the need of the Company to exercise the Repurchase Option), and the Company will refund to the Participant the lesser of (i) the amount originally paid by the Participant for such Call Securities and (ii) the Fair Market Value of such Call Securities on the date of forfeiture.

(II) Vested Call Securities. If the employment or service of a Participant terminates for any reason other than for Cause, then, as to any then-vested Call Securities held by such Participant, the purchase price to be paid by the Company for such Call Securities upon exercise of its Repurchase Option shall be equal to their Fair Market Value.

(c) Drag-Along Rights.

(1) Participation. If at any time one or more stockholders of the Company holding no less than a majority of all the issued and outstanding shares of Common Stock (such stockholder(s), the “Dragging Stockholder”), proposes to consummate, in one transaction or a series of related transactions, a Sale of the Company (a “Drag-along Sale”), the Dragging Stockholder shall have the right, after delivering the Drag-along Notice in accordance with Section 15(c)(3) and subject to compliance with Section 15(c)(4), to require that each Participant (each, a “Drag-along Stockholder”) participate in such Drag-along Sale.

(2) Sale of Stock; Sale of Assets. Subject to compliance with Section 15(c)(4):

(A) If the Drag-along Sale is structured as a Sale of the Company involving the sale of stock, then if requested by the Dragging Stockholder each Drag-along Stockholder shall sell the number of shares of Common Stock, as applicable, equal to the product obtained by multiplying (i) the number of shares of Common Stock held by such Drag-along Stockholder by (i) a fraction (1) the numerator of which is equal to the number of shares of Common Stock on a fully diluted basis that the Dragging Stockholder proposes to sell in the Drag-along Sale and (2) the denominator of which is equal to the number of shares of Common Stock on a fully diluted basis held by the Dragging Stockholder at such time.

(B) If the Drag-along sale is structured as a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries or as a merger, consolidation, recapitalization, or reorganization of the Company or other transaction requiring the consent or approval of the Company’s stockholders, then notwithstanding anything to the contrary in this Plan, each Drag-along Stockholder shall (i) vote (in person, by proxy or by written consent, as requested) all of its voting securities in favor of the Drag-along Sale (and any related actions necessary to consummate such sale) and otherwise consent to and raise no objection to such Drag-along Sale and such related actions and (ii) refrain from taking any actions to exercise, and shall take all actions to waive, any dissenters’, appraisal or other similar rights that it may have in connection with such transaction.

(3) Drag-along Notice. The Dragging Stockholder shall exercise its rights pursuant to this Section 15(c) by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Stockholder no more than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event no later than twenty (20) days prior to the closing of such Drag-along Sale. The Drag-along Notice shall make reference to the Dragging Stockholders’ rights and obligations hereunder and shall describe in reasonable detail:

(A) The name(s) of the Third Party Purchaser;

(B) The proposed date, time and location of the closing of the Drag-along Sale;

(C) The proposed amount of consideration in the Drag-along Sale, including, if applicable, the purchase price per share of each applicable class or series of Company stock to be sold and the other material terms and conditions of the Drag-along Sale; and

(D) A copy of any form of agreement proposed to be executed in connection therewith.

(4) Conditions of Sale. The obligations of the Drag-along Stockholders in respect of a Drag-along Sale under this Section 15(c) are subject to the satisfaction of the following conditions:

(A) The consideration to be received by each Drag-along Stockholder shall be the same form and amount of consideration to be received by the Dragging Stockholder per share of Common Stock and the terms and conditions of such sale shall, except as otherwise provided in Section 15(c)(4)(C), be the same as those upon which the Dragging Stockholder sells its shares of Common Stock; provided, that this Section 15(c)(4)(A) condition shall be deemed satisfied even if only certain stockholders receive securities of the Third Party Purchaser in the Drag-along Sale, so long as the Dragging Stockholder and each Drag-along Stockholder receive the same value (as determined in good faith by the Board), whether in cash or such securities, as of the closing of the Drag-along Sale with respect to each such stockholder’s applicable shares of Common Stock;

(B) Each Drag-along Stockholder shall execute the applicable purchase agreement (and any related ancillary agreements entered into by the Dragging Stockholder in connection with the Drag-along Sale) and make or provide the same representations, warranties, covenants, indemnities (directly to the Third Party Purchaser and/or indirectly pursuant to a contribution agreement, as required by the Dragging Stockholder), purchase price adjustments, escrows and other obligations as the Dragging Stockholder makes or provides in connection with the Drag-along Sale; and

(C) If the Dragging Stockholder enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation, recapitalization or other reorganization), each Drag-along Stockholder who is not an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) shall, at the request of the Company, appoint a “purchaser representative” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) designated by the Company, the fees and expenses of which shall be borne by the Dragging Stockholder.

(5) Cooperation. Each Drag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Stockholder.

(6) Fees and Expenses. The fees and expenses of the Dragging Stockholder (either directly or indirectly by the Company and any Subsidiary thereof) incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Stockholders, to the extent not paid or reimbursed by the Company, any Subsidiary of the Company or the Third Party Purchaser, shall be shared by the Dragging Stockholder and all the Drag-along Stockholders on a pro rata basis, based on the aggregate consideration received by each such stockholder in the Drag-along Sale.

16. Effective Date.

The Plan became effective upon adoption by the Board and the Company’s stockholders, which occurred, on May 6, 2024 and shall continue in effect until terminated in accordance with Section 12 of the Plan.

17. Securities and Investment Matters.

(a) Securities Compliance. Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver shares of Common Stock with respect to any Award shall be subject to all applicable laws, rules and regulations, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Investment Representation. As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant that the shares of Common Stock are being purchased only for investment and without any intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required.

(c) Conditions to Issuance of Shares. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such shares of Common Stock, with or without consideration to the Participant. Unless the Administrator otherwise determines, no fractional shares of Common Stock shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock shall be eliminated by rounding down.

18. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

19. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

20. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

20. Miscellaneous Provisions

(a) Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

(b) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

CALIFORNIA SUPPLEMENT

Pursuant to Section 3(c) of the Plan, the Administrator has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code: Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1. Additional Limitations on Options.

(a) Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

(b) Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for Cause, in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that such Participant is entitled to exercise such Option on the date employment terminated, until the later of (i) the date set forth in the applicable Award Agreement, or (ii) the earlier of: (A) the six (6) month anniversary from the date of such termination, if termination was caused by such Participant’s death or Disability, (B) the thirty (30) day anniversary of the date of termination, if termination was caused other than by such Participant’s death or Disability; and (C) the expiration date of such Option.

2. Additional Limitations for Other Stock-Based Awards. The terms of all Awards granted to a California Participant under Section 10 of the Plan shall comply, to the extent applicable, with Sections 260.140.42, 260.140.45 and 260.140.46 of the California Code of Regulations.

3. Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of a majority of the Company’s outstanding voting securities by the later of (i) within 12 months before or after the date the Plan was adopted by the Board, or (ii) prior to or within 12 months of the granting of any Award to a California Participant.

4. Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of Section 5 of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities underlying the Award without the receipt of consideration by the Company, the number of securities purchasable, and in the case of Options, the exercise price of such Options, must be proportionately adjusted.

5. Additional Limitations on Transferability of Awards. Notwithstanding anything to the contrary in the Plan, an Award granted to a California Participant may not be transferred to an executor or guardian upon the disability of the Participant.